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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

Pricing Supplement No. 46                                   Trade Date: 06/25/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 06/28/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is June 27, 2001

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

     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UBX1              $7,207,000.00               6.5%                 06/15/16                 100%

Interest Payment
   Frequency                                   Subject to       Dates and terms of redemption
  (begin date)          Survivor's Option      Redemption      (including the redemption price)
----------------        -----------------      ----------      --------------------------------
    07/15/01                   Yes                 Yes                   100% 06/15/02
    monthly                                                         semi-annually thereafter

                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------           -------------           -----------                ------              -----------
 $7,106,102.00             $100,898.00               $3.50             ABN AMRO Financial
                                                                         Services, Inc.
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